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As filed with the Securities and Exchange Commission on May 19, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Gaiam, Inc.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	84-1113527 (I.R.S. Employer Identification No.)
360 Interlocken Boulevard Broomfield, Colorado 80021 (303) 222-3600 (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

Jirka Rysavy
Chief Executive Officer
Gaiam, Inc.
360 Interlocken Blvd.
Broomfield, Colorado 80021
(303) 222-3600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas R. Stephens, Esq. Bartlit Beck Herman Palenchar & Scott LLP 1899 Wynkoop Street, Suite 800 Denver, Colorado 80202 (303) 592-3100	Jose F. Macias, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-133106

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

    If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

    If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(3)	Amount of Registration Fee(2)(3)

Class A Common Stock, par value $.0001 per share	$625,000	$66.88

(1)
Estimated solely for the purpose of computing the amount of the registration fee under the Securities Act of 1933, as amended.

(2)
Fee calculated pursuant to Rule 457(o) and Section 6(b) of the Securities Act of 1933, as amended.

(3)
The Registrant previously registered shares of its common stock having a proposed maximum aggregate offering price of $100,000,000 pursuant to a registration statement on Form S-3 (Registration No. 333-133106), as amended, which was declared effective on May 17, 2006, and for which a fee of $10,700 was paid.

EXPLANATORY NOTE

    This registration statement is being filed to register an additional $625,000 of shares of our Class A Common Stock, par value $.0001 per share, pursuant to Rule 462(b) and General Instruction IV of Form S-3, both as promulgated under the Securities Act of 1933, as amended. In accordance with Rule 462(b), this registration statement incorporates by reference the contents of our registration statement on Form S-3 (Registration No. 333-133106) which was declared effective by the Securities and Exchange Commission on May 17, 2006, including all amendments and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

    The required opinions and consents are listed on the Exhibit Index attached to and filed with this registration statement.

CERTIFICATION

    The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission's account at Mellon Bank as soon as practicable (but no later than the close of business on May 19, 2006), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during the bank's regular business hours no later than May 19, 2006.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, on May 18, 2006.

GAIAM, INC.
By:	/s/ JIRKA RYSAVY Jirka Rysavy Chairman and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated opposite their names.

Signature	Title	Date

/s/ JIRKA RYSAVY	Jirka Rysavy, Chairman of the Board and Chief Executive Officer	May 18, 2006
*	Lynn Powers, President, Secretary and director	May 18, 2006
James Argyropoulos, director
*	Barnet M. Feinblum, director	May 18, 2006
*	Barbara Mowry, director	May 18, 2006
*	Ted Nark, director	May 18, 2006
*	Paul H. Ray, director	May 18, 2006
/s/ VILIA VALENTINE	Vilia Valentine, Chief Financial Officer	May 18, 2006
*	Michael Frazho, Controller (principal accounting officer)	May 18, 2006

*	/s/ JIRKA RYSAVY Jirka Rysavy Attorney-in-Fact

II-1

INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Opinion of Bartlit Beck Herman Palenchar & Scott LLP (incorporated by reference to our Current Report on Form 8-K, filed with the SEC on May 19, 2006).
23.1	Consent of Ehrhardt Keefe Steiner & Hottman PC (filed herewith).
23.2	Consent of Ernst & Young LLP (filed herewith).
24.1	Power of Attorney (previously filed on the signature page to the Registrant's registration statement on Form S-3 (No. 333-133106), filed with the SEC on April 7, 2006).

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CERTIFICATION
SIGNATURES
INDEX TO EXHIBITS